Exhibit 99.1

Functional Brands (NASDAQ: MEHA) Enters into Agreement to Acquire Alchemy, a Gold-Backed Blockchain Settlement Platform, in a $142.9 Million Transaction

Definitive agreement signed; management communicates rationale targeting activation in Q3 2026; gold-backed DeFi platform designed to deliver above-market yield on physical gold positions — compared to near 0% for traditional gold ETFs.

Lake Oswego, OR – May 22, 2026 – Functional Brands Inc. (NASDAQ: MEHA) (“Functional Brands” or the “Company”) today announced the execution of a definitive agreement for the acquisition of assets from BullionFX, including its Alchemy technology platform; a vertically integrated, gold-backed blockchain settlement layer and decentralized finance (DeFi) ecosystem targeting retail, institutional, and blockchain markets (the “Acquired Assets”). The transaction is valued at $142.9 million in an all-stock asset acquisition and has been unanimously approved by the boards of directors of both companies. Management views the platform as differentiated from existing tokenized-gold products by the depth and integration of its technology stack (more information available at www.alchemy.xyz).

“Gold is having a generational moment, and we expect the acquisition of the Alchemy technology suite will give us the infrastructure to be at the center of it. A full-stack, gold-backed DeFi platform that no publicly listed company currently owns. We’re excited to close this transaction and commercialize the plan” said Eric Gripentrog, CEO Functional Brands.

“We are excited to bring the Alchemy ecosystem to Retail, Institutional, and Blockchain markets. We are quickly moving into an era where bridged traditional and decentralized financial products, along with user self-custody, trustless systems, and stability are set to revolutionize the financial industry as we know it” said Stephen Moss, Founder BullionFX | Alchemy.

Transaction Summary

The transaction is an all-stock asset acquisition valued at $142.9 million, unanimously approved by the boards of both Functional Brands and BullionFX. Closing remains subject to conditions including, but not limited to, due diligence, regulatory approvals, and a valuation. Following the binding LOI dated May 11, 2026, both parties executed the definitive agreements on May 22, 2026.

The Market Opportunity

Gold reached all-time highs in 2025, driven by central-bank purchasing, geopolitical tension, and growing demand for non-sovereign stores of value. Yet existing tokenized-gold products remain functionally limited — price exposure with no yield, no programmability, and no ecosystem.

Alchemy’s decentralized ecosystem is built on the stability of gold, providing stable backing to various products, including USD deposits, and has been designed to disrupt three core markets:

●	Retail. Self-custody and stablecoins have given users sovereignty and price stability, but existing blockchain products fall short of the everyday utility needed for a stablecoin to function as real money. Alchemy delivers that missing layer: a decentralized platform built around USD and gold, combining stability with the practical functionality required for payments, yield, DeFi, and broader ecosystem use.

●	Institutional. Bridging traditional and decentralized financial products opens the door to a new class of “fused” instruments — combining low-cost debt with high offsets and yields to outperform legacy markets. Alchemy has built a suite of market-leading yield engines that generate above-market returns on USD and gold, making MEHA extremely well positioned to be able to activate a pipeline of institutional applications: above-market-yielding exchange-listed USD and gold funds, yield-bearing loan offsets, and products that remove counterparty bank risk by holding USD exposure as physically-backed, hedged gold.

●	Blockchain. Blockchain markets are inherently volatile and unstable, which has capped what can be built on them. Alchemy changes the substrate: a Layer 2 secured by Ethereum and denominated in gold, giving developers a stable foundation for the next generation of financial and non-financial applications.

Strategic Rationale & Go-Forward Consolidation

Management believes that, as a Nasdaq-listed operating company with established public-market disclosure and governance infrastructure, the Company is well-positioned to serve as a consolidation vehicle in the tokenized real-world-asset and gold-anchored DeFi segments. The Company’s listed stock provides a recognized acquisition currency for evaluating complementary technology and protocol opportunities as the sector matures.

About Functional Brands Inc.

Functional Brands Inc. (NASDAQ: MEHA) is focused on becoming a diversified operating company with two business lines: an established wellness and performance products division and a newly acquired gold-backed DeFi technology platform. The Company’s wellness portfolio includes Kirkman®, one of the most trusted names in nutritional supplements for over 75 years with products available in more than 35 countries; P2i™ by Kirkman® Prenatal Multivitamin & Multimineral, the first prenatal supplement to align with FIGO standards and comply with California SB 646; and Tru2u.health, a consumer-facing telehealth and wellness platform. Functional Brands operates an FDA-registered, cGMP-compliant manufacturing facility in Oregon. For more information, visit www.functionalbrandsinc.com, www.kirkmangroup.com, or www.tru2u.health

Investor Relations Contact: FunctionalBrands@icrinc.com

Cautionary Note Regarding Forward-Looking Statements

This news release and statements of Functional Brands’ management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements related to the closing of the asset acquisition, including the satisfaction of closing conditions, the timing associated therewith and dilution caused thereby, the anticipated benefits of the acquisition, the commercialization plan and its phases and timing, projected commercialization costs, the construction and deployment of an on-balance-sheet treasury, the potential establishment or listing of one or more Stable Asset Treasury vehicles, the design-stage yield estimates described herein, the development of any TradFi Fusion Product concepts, and the Company’s longer-term consolidation rationale. Forward-looking statements often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “targets,” “will,” “should,” “could,” “would,” “may,” and similar words. These statements are based on information available as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events, or results.

Important factors that may cause actual results to differ materially include: the ability of the parties to satisfy the conditions to closing; the occurrence of any event giving rise to termination of the asset purchase agreement; the outcome of any legal proceedings; the ability to obtain regulatory and other approvals on a timely basis or at all; difficulties and delays in transferring, integrating, and commercializing the Acquired Assets; the cost, timing, and capital requirements of the commercialization plan; the volatility of digital-asset markets and the price of gold; the evolving regulatory environment for tokenized real-world assets, stablecoins, DeFi protocols, treasury vehicles, and consumer digital-asset applications in the United States and globally; cybersecurity, smart-contract, and operational risks inherent in blockchain-based products; the Company’s ability to obtain additional capital on favorable terms or at all; the dilutive effect on existing stockholders of the preferred shares issued as part of the acquisition, and the conversion thereof, and any subsequent financings; the concentration of consideration share ownership; uncertainty as to the long-term value of the Company’s common stock; the Company’s going concern status and dependence on future capital raises; NASDAQ listing compliance requirements and bid price maintenance; and tax and other factors.

This release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. Readers are cautioned not to place undue reliance on forward-looking statements, which apply only as of the date of this news release. Investors should review Functional Brands’ filings with the SEC, including the Registration Statement on Form S-1 filed October 16, 2025, and the Annual Report on Form 10-K filed March 27, 2026, available at www.sec.gov. The Company does not undertake to update forward-looking statements except as required by law.